SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 21, 2013

BONANZA GOLD CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-53943	20-8560967
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification #)

Columbia Tower

701 Fifth Avenue, Office 4263

Seattle, WA 98104

Address of Principal Executive Offices)

(602) 553-1190

(Registrant's telephone number, including area code)

(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K is being filed in connection with the termination of the agreement that the Company entered into with Century Copper LLC on February 28, 2012.

This Current Report on Form 8-K responds to the following items of Form 8-K:

Item 1.02	Termination of a Material Definitive Agreement.

As used in this Current Report on Form 8-K and unless otherwise indicated, the terms the “Company,” “we,” “us,” and “our” refer to Bonanza Gold Corp., a Nevada corporation (the “Company”), after giving effect to our acquisition of certain assets and the related transactions described below, unless the context requires otherwise.

All dollar amounts in this report refer to U.S. dollars unless otherwise indicated.

Item 1.02 Termination of a Material Definitive Agreement.

On February 21, 2013, the Company notified Century Copper LLC of its termination of its agreement with Century Copper LLC dated February 28, 2012 (the “Agreement”) pursuant to which the Company acquired certain property known as the Kelvin Project, consisting of one (1) patented mining claim (the “Zellweger Patented Claim”) and twenty-six (26) lode mining claims (the “Kelvin Prospect Claims”) in Sections 8, 9 and 17, Township 4 South, Range 13 East, G.&S.R.B.&M., Pinal County, Arizona.  In accordance with the termination provisions contained in the Agreement, Century Copper LLC will retain the Two Hundred Thousand Dollars ($200,000) cash payment previously made to it, all documents conveying title claims to the property will be released to Century Copper LLC and the Company shall have no further obligations under the Agreement.

Item 9.01	Financial Statements and Exhibits.

N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 4, 2013	BONANZA GOLD CORP.
(Registrant)
	By:	/s/ Craig Russell
Craig Russell
President and Chief Executive Officer